Exhibit 99.1

Universal Logistics Holdings, Inc. Reports Second Quarter 2026 Financial Results; Declares Dividend

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Second Quarter 2026 Operating Revenues: $379.3 million
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Second Quarter 2026 Operating Income: $45.1 million
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Second Quarter 2026 GAAP Earnings Per Share: $0.99 per share
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Second Quarter 2026 Adjusted Earnings Per Share: $0.16 per share
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Declares Quarterly Dividend: $0.105 per share

Warren, MI – July 31, 2026 — Universal Logistics Holdings, Inc. (NASDAQ: ULH) today reported consolidated operating revenues of $379.3 million, income from operations of $45.1 million, net income of $26.2 million, and $0.99 GAAP earnings per basic and diluted share for the second quarter 2026.

Universal’s operating results for the second quarter 2026 include a $45.3 million gain on the sale of certain real property located in Kearny, New Jersey, a $3.9 million non-cash impairment charge related to a group of tractors that are no longer expected to be utilized in operations and $12.3 million of charges related to developments in outstanding legal matters during the period. In the aggregate, these items increased operating income by $29.1 million and are included in our other non-reportable segment.

For comparative purposes, Universal reported total operating revenues of $393.8 million, income from operations of $19.9 million, net income of $8.3 million, and $0.32 earnings per basic and diluted share for the corresponding period last year.

Universal’s operating margin, calculated using GAAP income from operations, was 11.9% for the second quarter of 2026, compared with 5.1% during the same period last year. Excluding the gain recognized in connection with the Kearny sale, non-cash impairment charge and legal charges, the Company’s adjusted income from operations in the second quarter 2026, a non-GAAP measure, was $16.0 million. As a percentage of total operating revenue, Universal’s adjusted operating margin, a non-GAAP measure, for the second quarter 2026 was 4.2%, compared to an adjusted operating margin of 5.1% during the same period last year. The Company's second quarter 2026 adjusted earnings, a non-GAAP measure, was $0.16 per diluted share.

The Company’s adjusted EBITDA, a non-GAAP measure, during the second quarter 2026 was $49.2 million, compared to adjusted EBITDA of $56.2 million one year earlier. As a percentage of total operating revenue, Universal's adjusted EBITDA margin, a non-GAAP measure, for the second quarter 2026 was 13.0%, compared to adjusted EBITDA margin of 14.3% during the same period last year.

The Company provides reconciliations of each non-GAAP financial measure used in this release to the most directly comparable financial measures calculated and presented in accordance with GAAP. These quantitative reconciliations, together with management’s explanation of the purposes for which the non-GAAP measures are presented in the accompanying tables and related disclosures.

“Our second quarter results reflect improved execution within our portfolio of transportation and logistics services,” stated Tim Phillips, Universal’s CEO. “Our contract logistics and trucking segments delivered solid results, reflecting our disciplined operating approach and commitment to providing best-in-class service. We also made meaningful progress within our intermodal segment, positioning the business to benefit from a continued recovery in freight markets. While we recognize that the recovery remains in its early stages and market conditions continue to evolve, we believe the freight cycle is moving in a favorable direction. We remain committed to executing our long-term strategy, investing in our people and operations, and creating sustainable value for our customers and stockholders.”

Contract Logistics

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Second Quarter 2026 Operating Revenues: $271.4 million
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Second Quarter 2026 Operating Income: $24.6 million

In the contract logistics segment, which includes our value-added and dedicated services, second quarter 2026 operating revenues increased 4.2% to $271.4 million, compared to $260.6 million for the same period last year.

Contract logistics segment revenues included $10.5 million in separately identified fuel surcharges from dedicated transportation services, compared to $7.3 million during the same period last year. At the end of the second quarter 2026, we managed 79 value-added programs, compared to 87 programs at the end of the second quarter 2025.

Income from operations in the contract logistics segment during the second quarter 2026 was $24.6 million, compared to $21.8 million during the same period last year. As a percentage of revenue, operating margin in the contract logistics segment for the quarter was 9.1%, compared to 8.4% during the same period last year.

Intermodal

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Second Quarter 2026 Operating Revenues: $44.1 million
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Second Quarter 2026 Operating (Loss): $(10.4) million

Operating revenues in the intermodal segment decreased 36.0% to $44.1 million in the second quarter, compared to $68.9 million for the same period last year. The year-over-year decline reflects lower load volumes and continued softness in demand and pricing pressures.

Intermodal segment revenues included $7.1 million in separately identified fuel surcharges, compared to $8.2 million during the same period last year. Intermodal segment revenues also include other accessorial charges such as detention, demurrage and storage, which totaled $5.2 million during the quarter, compared to $9.2 million one year earlier.

Load volumes declined 34.0%, and the average operating revenue per load, excluding fuel surcharges, declined an additional 6.3% on a year-over-year basis. In the second quarter 2026, the intermodal segment incurred an operating loss of $(10.4) million compared to an operating loss of $(5.7) million during the same period last year. As a percentage of revenue, operating margin in the intermodal segment for the second quarter 2026 was (23.7)%, compared to (8.2)% one year earlier.

Trucking

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Second Quarter 2026 Operating Revenues: $63.8 million
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Second Quarter 2026 Operating Income: $2.9 million

Operating revenues in the trucking segment decreased slightly to $63.8 million, compared to $64.1 million during the same period last year.

Trucking segment revenues included $18.8 million from brokerage services, compared to $18.4 million during the same period last year. Also included in our trucking segment revenues for the quarter were $5.6 million in separately identified fuel surcharges, compared to $3.4 million in fuel surcharges during the same period last year.

On a year-over-year basis, load volumes declined 15.7%; however, the average operating revenue per load, excluding fuel surcharges, increased 15.5%. Income from operations in the trucking segment was to $2.9 million compared to $3.3 million during the same period last year. As a percentage of revenue, the segment’s operating margin was 4.5% compared to 5.2% during the same period last year.

Cash Dividend

Universal Logistics Holdings, Inc. also announced today that its Board of Directors has declared a cash dividend of $0.105 per share of common stock. The dividend is payable to stockholders of record at the close of business on September 1, 2026 and is expected to be paid on October 1, 2026.

Other Matters

As of July 4, 2026, Universal held cash and cash equivalents totaling $20.3 million and had total outstanding borrowings of $695.5 million, a decrease of $59.2 million during the quarter and $106.8 million since December 31, 2025. At July 4, 2026, the Company had approximately $238.8 million available under its $500 million revolving credit facility and was in compliance with its financial covenants. Capital expenditures during the quarter totaled $67.7 million, including a $55.0 million non-cash expenditure related to the previously disclosed property exchange.

Universal also reports selected non-GAAP financial measures to supplement its financial results presented in accordance with GAAP. These measures and the corresponding reconciliations to GAAP are described in more detail below in the section captioned “Non-GAAP Financial Measures.”

Source: Universal Logistics Holdings, Inc.

For Further Information:

Steven Fitzpatrick, Investor Relations

SFitzpatrick@UniversalLogistics.com

About Universal:

Universal Logistics Holdings, Inc. (“Universal”) is a holding company whose subsidiaries provide a variety of customized transportation and logistics solutions throughout the United States and in Mexico and Canada. Our operating subsidiaries provide our customers with supply chain solutions that can be scaled to meet their changing demands. We offer our customers a broad array of services across their entire supply chain, including value-added, dedicated, intermodal and trucking services. In this press release, the terms “us,” “we,” “our,” or the “Company” refer to Universal and its consolidated subsidiaries.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements identify prospective information. Forward-looking statements can be identified by words such as: “expect,” “anticipate,” “intend,” “plan,” “goal,” “prospect,” “seek,” “believe,” “targets,” “project,” “estimate,” “future,” “likely,” “may,” “should” and similar references to future periods. Statements regarding freight-market conditions and recovery, future demand and pricing, operating initiatives and the Company’s strategies and objectives are forward-looking statements.

Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. These risks and uncertainties include, but are not limited to, market conditions; customer demand; pricing and competitive pressures; the timing, execution, and effectiveness of cost-reduction, efficiency, or restructuring initiatives; operating costs; labor availability; and other factors affecting operating income and margins.

Additional information about the factors that may adversely affect these forward-looking statements is contained in Universal’s reports and filings with the Securities and Exchange Commission. Universal assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.

UNIVERSAL LOGISTICS HOLDINGS, INC.

Unaudited Condensed Consolidated Statements of Income

(In thousands, except per share data)

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	July 4,	June 28,	July 4,	June 28,
	2026	2025	2026	2025
Operating revenues:
Truckload services	$45,039	$45,922	$79,017	$83,700
Brokerage services	19,449	19,571	36,201	39,836
Intermodal services	43,411	67,745	90,723	136,199
Dedicated services	88,106	81,828	172,224	166,835
Value-added services	183,318	178,728	368,733	349,613
Total operating revenues	379,323	393,794	746,898	776,183

Operating expenses:
Purchased transportation and equipment rent	67,014	81,508	127,692	161,251
Direct personnel and related benefits	164,798	168,032	341,002	332,533
Operating supplies and expenses	56,287	50,358	104,614	101,669
Commission expense	4,468	4,395	8,653	8,651
Occupancy expense	16,264	11,803	31,823	23,056
General and administrative	16,019	14,026	31,088	27,203
Insurance and claims	17,523	7,599	25,121	14,563
Depreciation and amortization	33,184	36,203	68,827	71,691
(Gain) on disposal of property and equipment	(45,257)	(23)	(45,722)	(7)
Impairment expense	3,886	—	3,886	—
Total operating expenses	334,186	373,901	696,984	740,610
Income from operations	45,137	19,893	49,914	35,573
Interest expense, net	(10,560)	(8,852)	(20,266)	(17,075)
Other non-operating income (expense)	(2)	149	293	727
Income before income taxes	34,575	11,190	29,941	19,225
Provision for income taxes	8,389	2,874	7,266	4,895
Net income	$26,186	$8,316	$22,675	$14,330

Earnings per common share:
Basic	$0.99	$0.32	$0.86	$0.54
Diluted	$0.99	$0.32	$0.86	$0.54

Weighted average number of common shares outstanding:
Basic	26,370	26,331	26,361	26,325
Diluted	26,370	26,341	26,361	26,341

Dividends declared per common share:	$0.105	$0.105	$0.210	$0.210

UNIVERSAL LOGISTICS HOLDINGS, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	July 4, 2026	December 31, 2025
Assets
Cash and cash equivalents	$20,311	$26,846
Marketable securities	—	10,351
Accounts receivable - net	267,374	261,337
Other current assets	90,052	84,308
Total current assets	377,737	382,842
Property and equipment - net	779,747	819,495
Other long-term assets - net	525,530	569,651
Total assets	$1,683,014	$1,771,988

Liabilities and stockholders' equity
Current liabilities, excluding current maturities of debt	$217,482	$203,245
Debt - net	692,582	797,571
Other long-term liabilities	211,904	230,817
Total liabilities	1,121,968	1,231,633
Total stockholders' equity	561,046	540,355
Total liabilities and stockholders' equity	$1,683,014	$1,771,988

UNIVERSAL LOGISTICS HOLDINGS, INC.

Unaudited Summary of Operating Data

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	July 4,	June 28,	July 4,	June 28,
	2026	2025	2026	2025
Contract Logistics Segment:
Average number of value-added direct employees	6,792	7,407	7,028	7,329
Average number of value-added full-time equivalents	43	48	46	42
Number of active value-added programs	79	87	79	87

Intermodal Segment:
Number of loads (a)	62,291	94,327	140,121	195,797
Average operating revenue per load, excluding fuel surcharges (a)	$521	$556	$489	$540
Average number of tractors	1,017	1,392	1,079	1,396
Number of depots	8	8	8	8

Trucking Segment:
Number of loads	26,519	31,451	52,595	60,073
Average operating revenue per load, excluding fuel surcharges	$2,226	$1,927	$1,996	$1,902
Average number of tractors	520	602	533	617
Average length of haul	402	369	392	381

(a) Excludes operating data from freight forwarding division in order to improve the relevance of the statistical data related to our brokerage services and improve the comparability to our peer companies.

UNIVERSAL LOGISTICS HOLDINGS, INC.

Unaudited Summary of Operating Data - Continued

(Dollars in thousands)

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	July 4,	June 28,	July 4,	June 28,
	2026	2025	2026	2025
Operating Revenues by Segment:
Contract logistics	$271,424	$260,556	$540,957	$516,448
Intermodal	44,077	68,914	91,931	139,610
Trucking	63,822	64,069	114,010	119,652
Other	—	255	—	473
Total	$379,323	$393,794	$746,898	$776,183

Income from Operations by Segment:
Contract logistics	$24,599	$21,770	$42,071	$45,629
Intermodal	(10,450)	(5,676)	(23,566)	(16,385)
Trucking	2,855	3,340	3,421	5,530
Other	28,133	459	27,988	799
Total	$45,137	$19,893	$49,914	$35,573

Non-GAAP Financial Measures

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures include adjusted income from operations, adjusted net income, adjusted earnings per diluted share, adjusted operating margin, adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”), and adjusted EBITDA margin.

The Company believes these non-GAAP financial measures provide useful supplemental information to investors by facilitating comparisons of operating performance across periods and by excluding certain items and impairment charges that may not be indicative of our core operating results. These measures are used internally by management to analyze operating performance, develop budgets, and forecast future periods. However, these non-GAAP measures should not be considered in isolation or as a substitute for GAAP financial measures, and other companies may calculate similarly titled measures differently.

Reconciliation to GAAP Measures

Reconciliations of each non-GAAP measure to the most directly comparable GAAP measure are included in the accompanying tables in this press release. Set forth below is a reconciliation of income from operations, the most comparable GAAP measure, to adjusted income from operations; and of net income, the most comparable GAAP measure, to adjusted net income, adjusted diluted earnings per share, and adjusted EBITDA for each of the periods indicated. The Company encourages investors to review these reconciliations in conjunction with our GAAP results.

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	July 4,	June 28,	July 4,	June 28,
	2026	2025	2026	2025
	( in thousands, except percentages)		( in thousands, except percentages)
Adjusted income from operations
Income from operations	$45,137	$19,893	$49,914	$35,573
(Gain) on Kearny sale	(45,274)	—	(45,274)	—
Legal charges	12,250	—	12,250	—
Impairment expense	3,886	—	3,886	—
Adjusted income from operations	$15,999	$19,893	$20,776	$35,573

Adjusted operating margin (a)	4.2%	5.1%	2.8%	4.6%

Adjusted net income and adjusted diluted earnings per share
Net income	$26,186	$8,316	$22,675	$14,330
(Gain) on Kearny sale, net of income taxes (b)	(34,289)	—	(34,287)	—
Legal charges, net of income taxes (b)	9,278	—	9,277	—
Impairment expense, net of income taxes (b)	2,943	—	2,943	—
Adjusted net income	$4,118	$8,316	$608	$14,330

Adjusted diluted earnings per share (c)	$0.16	$0.32	$0.02	$0.54

(a) Adjusted operating margin is computed by dividing adjusted income from operations by total operating revenues for each of the periods indicated.

(b) For both the thirteen and twenty-six week periods ended July 4, 2026, the Company utilized an effective tax rate of 24.3%.

(c) Adjusted diluted earnings per share is computed by dividing adjusted net income by the weighted average number of diluted common shares outstanding for each of the periods indicated.

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	July 4,	June 28,	July 4,	June 28,
	2026	2025	2026	2025
	( in thousands, except percentages)		( in thousands, except percentages)
Adjusted EBITDA
Net income	$26,186	$8,316	$22,675	$14,330
Income tax expense	8,389	2,874	7,266	4,895
Interest expense, net	10,560	8,852	20,266	17,075
Depreciation	30,359	30,596	63,164	60,585
Amortization	2,825	5,607	5,663	11,106
EBITDA	78,319	56,245	119,034	107,991
(Gain) on Kearny sale	(45,274)	—	(45,274)	—
Legal charges	12,250	—	12,250	—
Impairment expense	3,886	—	3,886	—
Adjusted EBITDA	$49,181	$56,245	$89,896	$107,991

Adjusted EBITDA margin (d)	13.0%	14.3%	12.0%	13.9%

(d) Adjusted EBITDA margin is computed by dividing adjusted EBITDA by total operating revenues for each of the periods indicated.

We present adjusted income from operations, adjusted operating margin, adjusted net income, adjusted diluted earnings per share, adjusted EBITDA, and adjusted EBITDA margin because we believe they assist investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

Adjusted income from operations, adjusted net income, adjusted diluted earnings per share, and adjusted EBITDA have limitations as an analytical tool. Some of these limitations are:

• Adjusted income from operations, adjusted net income, adjusted diluted earnings per share, and adjusted EBITDA do not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

• Adjusted income from operations, adjusted net income, adjusted diluted earnings per share, and adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

• Adjusted income from operations, adjusted net income, adjusted diluted earnings per share, and adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

• Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and adjusted EBITDA does not reflect any cash requirements for such replacements; and

• Other companies in our industry may calculate adjusted income from operations, adjusted net income and adjusted diluted earnings per share, and adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, adjusted income from operations, adjusted operating margin, adjusted net income, adjusted diluted earnings per share, adjusted EBITDA and adjusted EBITDA margin should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and only supplementally on adjusted income from operations, adjusted operating margin, adjusted net income, adjusted diluted earnings per share, adjusted EBITDA and adjusted EBITDA margin.